EXHIBIT 10.1

                              TERMINATION AGREEMENT

      AGREEMENT made as of the 24th day of March, 2005 (the "Termination Agreement") by and between INTERCOMSOFT LIMITED ("Intercomsoft") and SUPERCOM LIMITED (Israel) ("Supplier").

                              W I T N E S S E T H :

      WHEREAS, Supplier is an Israeli publicly owned corporation whose shares are traded in the United States on the over-the-counter bulletin board; and

      WHEREAS, Intercomsoft and Supplier are parties to that certain Sales Agreement dated August 25, 1995, as amended May 5, 1998 and July 22, 1998 (the "Sales Agreement"); and

      WHEREAS,   Supplier   has,  for  its  own  business   reasons,   requested
Intercomsoft to terminate the Sales Agreement, all on and subject to the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the parties hereto do hereby agree as follows:

      1. Incorporation by Reference. The terms and conditions of the Sales Agreement are incorporated herein by reference thereto. All capitalized terms which are used but not defined herein shall have the meanings ascribed to them in the Sales Agreement.

      2. Termination. Subject to the terms and conditions of this Termination Agreement, the Sales Agreement is hereby terminated, effective on the date hereof.

            Supplier  hereby  acknowledges  and confirms that  Intercomsoft  has fully complied with all of its obligations under the Sales Agreement through the date hereof and is not in breach or default of any of the terms or provisions thereof. Intercomsoft hereby acknowledges and confirms that Supplier has fully complied with all of its obligations under the Sales Agreement through the date hereof and is not in breach or default of any of the terms or provisions thereof. Supplier hereby releases and discharges Intercomsoft, Trimol Group, Inc. (its parent corporation) and their respective officers, directors, shareholders, employees and agents, from all claims, causes of action, suits, proceedings, obligations, liabilities, costs or expenses of any kind whatsoever from the beginning of time through the date hereof, except for the payable referred to below. In addition, Supplier hereby agrees to defend, indemnify and hold Intercomsoft, Trimol Group, Inc. (its parent corporation) and their respective officers, directors, shareholders, employees and agents, harmless from and against all claims, causes of action, suits, proceedings, obligations, liabilities, costs or expenses of any kind whatsoever (including their respective legal fees) incurred by any of them as a result of or based upon (i) the execution and delivery by Intercomsoft of this Termination Agreement, (ii) any breach of any representation, warranty, covenant or obligation of Supplier under

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this  Termination  Agreement,  or (iii) any  claim or action by any third  party claiming by or through Supplier as a result of this Termination Agreement, or otherwise. The parties acknowledge and agree that there are no amounts due or obligations owing to the other under the Sales Agreement as of the date hereof (other than a payable by Intercomsoft to Supplier in the amount of $184,912) and that the Agreement shall be of no further force or effect from and after the date hereof, except that nothing herein shall impair Supplier's right to receive payment with respect to such payable. The aforesaid payable of $184,912 will be paid to Supplier in nine equal monthly installments, the first of which shall be paid in April 2005.

      3.   Obligations   and  Covenants  of  Supplier.   In   consideration   of
Intercomsoft's agreement to enter into this Termination Agreement, Supplier hereby agrees, as follows:

            (a) Supplier will supply to the Government of the Republic of Moldova all Equipment, Consumables, Software and Technology requested by Moldova pursuant to that certain Contract on Leasing Equipment and Licensing Technology dated April 29, 1996 and terminating on April 29, 2006 by and between The Ministry of Economics, Republic of Moldova ("Moldova") and Intercomsoft Ltd. (the "Supply Agreement"), within the time periods, to the extent and as otherwise required of Supplier under the Sales Agreement as if, for purposes hereof, the Sales Agreement had not been terminated hereunder. Supplier shall supply such Equipment, Consumables, Software and Technology directly to Moldova, but only upon the request of Moldova pursuant to the requirements of the Supply Agreement, during the term of the Supply Agreement.

            (b) Supplier acknowledges that the Supply Agreement is still in force and effect and Supplier will not take any action, directly or indirectly, to interfere with the contractual rights of Intercomsoft thereunder or to, in any way, cause Moldova to terminate or not renew the Supply Agreement.

            (c) Supplier will not request or accept any direct payment from Moldova for any of the Equipment, Consumables, Software or Technology supplied by it to Moldova pursuant to its aforementioned covenant hereunder and Supplier will be paid by an entity which has no connection to Intercomsoft (in an amount not to exceed what Supplier would have otherwise received in payment under the Sales Agreement) and Intercomsoft shall have no obligation or responsibility to pay Supplier for any of the foregoing in the absence of a written agreement between Intercomsoft and Supplier.

      4. Non-Compete Termination. Neither Intercomsoft, Trimol Group, Inc., or any subsidiary or affiliated entity thereof, shall be bound by any non-compete agreement or provision with Supplier or Supercom from and after the date hereof, including any such provision under the Sales Agreement.

      5. Liquidated Damages. Supplier hereby acknowledges that, but for this provision, Intercomsoft would not have entered into this Termination Agreement. In the event that Supplier breaches any of its representations, warranties, obligations or covenants under this Termination Agreement, Supplier shall be obligated to and will pay to Intercomsoft, upon demand, a sum equal to (i) the aggregate of the last twelve payments made to Supplier under the Sales Agreement (or

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pursuant  to this  Termination  Agreement,  if  applicable),  and (ii) all other damages sustained by Intercomsoft as a result of such breach, such sum to represent liquidated damages and not as a penalty therefor. The foregoing shall not constitute an exclusive remedy for any breach or default of this Termination Agreement by Supplier.

      6. Due Authorization. This Termination Agreement has been duly authorized by all required action of the parties hereto and represents a valid and binding obligation of the parties hereto, enforceable in accordance with the terms hereof.

            Each of the parties hereto has been represented by counsel in connection with the negotiation, execution and delivery of this Termination Agreement. In the event that Intercomsoft is required to institute any action or proceeding to enforce the terms and provisions of this Termination Agreement, Supplier will reimburse Intercomsoft for all costs and expenses incurred by it in connection therewith, including Intercomsoft's counsel fees.

      7. Miscellaneous. This Agreement (i) constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, among the parties hereto with respect to the subject matter hereof, (ii) may not be modified or waived except pursuant to a written instrument signed by the party to be bound thereby, (iii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, (iv) shall be governed by and construed in accordance with the internal laws of the State of New York and shall be enforceable solely in the Federal and state courts located in New York County (or any other court of competent jurisdiction selected by Intercomsoft), (v) shall not be assignable by either of the parties hereto without the written consent of the non-assigning party, (vi) shall, if any term or provision hereof shall be determined to be unenforceable, remain valid and in full force and effect with respect to all other provisions of this Agreement not affected by such unenforceable provision or provisions, and (vii) may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed an original, but all of which when taken together, shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

WITNESS:                                 INTERCOMSOFT LIMITED


Yaron Kotick                             By:      Yuri Benenson
                                                  Chief Executive Officer


WITNESS:                                 SUPERCOM LIMITED (ISRAEL)

Yossi Wejman                             By:      Eli Rosen
                                                  Chairman